EXHIBIT 21

Subsidiaries of Seacoast Financial Services Corporation

Seacoast Financial Services Corporation directly owns 100% of the following subsidiaries:

Coast Merger Sub Corporation, incorporated in Massachusetts

Compass Bank for Savings, incorporated in Massachusetts

Nantucket Bank, incorporated in Massachusetts

Seacoast Capital Trust I, incorporated in Massachusetts

Lighthouse Securities Corporation, incorporated in Massachusetts

Bay State Funding Corp., incorporated in Massachusetts

The following are wholly-owned subsidiaries of Compass Bank for Savings:

Sandwich Securities Corporation, incorporated in Massachusetts

Sextant Securities Corporation, incorporated in Massachusetts

Compass Preferred Capital Corporation, incorporated in Massachusetts

The Sextant Corporation, incorporated in Massachusetts

The 1855 Corporation, incorporated in Massachusetts

N. Realty Corp., incorporated in Massachusetts

BSF Services Corp., incorporated in Massachusetts

Bay Leaf Securities Corporation, incorporated in Massachusetts

Bay State Federal Securities Corporation, incorporated in Massachusetts